                                                     SEC FILE NUMBER ___________


                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                       FORM S-8

                              REGISTRATION STATEMENT UNDER
                               THE SECURITIES ACT OF 1933

                          COMTECH CONSOLIDATION GROUP, INC.
                   (Exact name of Registrant as filed in its Charter)


        Delaware                        7375;8082                76-0544385
(State other jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)     Classification Code)     Identification Number)


                            Comtech Consolidation Group, Inc.
                           10690 Shadow Wood Drive, Suite 101
                                  Houston, Texas 77043
                         (Address of Principal Executive Office)

                                     (713) 554-2244
                     (Issuer's Telephone Number, including Area Code)

                            COMTECH CONSOLIDATION GROUP, INC.
                                YEAR 2001 COMPENSATION PLAN

                                      Walter D. Davis
                             Comtech Consolidation Group, Inc.
                            10690 Shadow Wood Drive, Suite 101
                                   Houston, Texas 77043
                         (name and address for agent for service)
                                      (713) 554-2244
                         (telephone number for agent for service)

                              CALCULATION OF REGISTRATION FEE


Title of Securities    Amount to       Proposed Maximum        Proposed Maximum            Amount of
to be Registered     be Registered(1)  Price per Share(2)  Aggregate Offering Price(2)  Registration Fee

$0.00967 par
value common            8,000,000          $0.011                  $88,000                   $25.00
voting stock

---------------------------------
      (1) Represents the maximum number of shares which may be distributed pursuant to this Registration Statement.

      (2) Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee based upon the price of the common stock to be issued under the Plan.

                                   PART II

                 Information Required in the Registration Statement

ITEM 3 INCORPORATION OF DOCUMENTS BY REFERENCE

              The following documents are incorporated by reference into this Registration Statement and made a part hereof, to wit:

       (a) The Registrant's 10-KSB Annual Report for the calendar year ended December 31, 1999, filed with the Commission;

       (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1999.

       (c)    Not applicable.

       All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and made a part hereof from the date of the filing of such documents.

ITEM 4 DESCRIPTION OF SECURITIES

              The Company's Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934.

ITEM 5 INTERESTS OF NAMED EXPERTS AND COUNSEL

              Not applicable.

ITEM 6 INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

              The Company's charter and bylaws provide for indemnification of its directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be applicable to directors and executive officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. The foregoing discussion of our Bylaws is not intended to be exhaustive and is qualified in its entirety by the Bylaws.

ITEM 7 EXEMPTION FROM REGISTRATION CLAIMED

              Not applicable.

ITEM 8 EXHIBITS

              Exhibit Number
              --------------

          5.1    Opinion of Axelrod, Smith & Kirshbaum
          23.1 Consent of R. E. Bassie & Co, P.C., independent certified public accountant
          23.2 Consent of Axelrod, Smith & Kirshbaum (included in Exhibit 5.1 to this Registration Statement)

ITEM 9 UNDERTAKINGS

          (a)    The Registrant will:

          (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution.

          (2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the shares that remain unsold at the end of the offering.

       (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

       Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the date or dates appearing opposite the respective signatures hereto.



Comtech Consolidation Group, Inc.


Date: March 19, 2001                           By: /s/ Walter D. Davis
     ---------------------------                  ------------------------------

                                                   Walter D. Davis, Chief Executive Officer, Director

       Pursuant to the requirements of the 1933 Act, this Registration
Statement has been signed by the following persons in the capacities and on the date indicated.

Date: March 19, 2001                           By: /s/ Walter D. Davis
     ---------------------------                  ------------------------------

                                                   Walter D. Davis, Chief Executive Officer, Director


Date: March 19, 2001                           By: /s/ Lamont J. Waddell
     ---------------------------                  ------------------------------
                                                   Lamont J. Waddell, Chief Financial Officer, Director


Date: March 19, 2001                           By: /s/ Vincent E. Alexander
     ---------------------------                  ------------------------------
                                                   Vincent E. Alexander, Director


Date: March 19, 2001                           By: /s/ Dr. Beatrice Beasley
     ---------------------------                  ------------------------------
                                                   Dr. Beatrice Beasley, Director


Date: March 19, 2001                           By: /s/ Jesse Funchess, JD
     ---------------------------                  ------------------------------
                                                   Jesse Funchess, JD, Director

                 SECURITIES AND EXCHANGE COMMISSION FILE NO.     ______



                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549




                                      EXHIBITS


                                         TO


                                      FORM S-8
                            REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933


                          COMTECH CONSOLIDATION GROUP, INC.

                                    EXHIBIT INDEX



Exhibit
Number
-------
  5.1                Opinion of Axelrod, Smith & Kirshbaum

  23.1               Consent of R.E. Bassie & Co., P.C., independent certified public accountant

  23.2               Consent of Axelrod, Smith & Kirshbaum (included in Exhibit 5.1 to this
                     Registration Statement)

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